Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the XCF Global Inc. Registration Statement on Form S-1 and Prospectus (the “Registration Statement”), of our auditor’s report dated March 6, 2025 with respect to the consolidated financial statements of DevvStream Holdings Inc. as at July 31, 2024 and for the year ended July 31, 2024, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 18, 2026